EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
RRsat Global Communications Network Ltd.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin

Certified Public Accountants (Israel)

Member Firm of KPMG International

Tel-Aviv, Israel
April 5, 2012